Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO PRESENT AT THE
RBC CAPITAL MARKETS HEALTHCARE CONFERENCE
NASHVILLE, Tenn. — (Feb. 25, 2010) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the RBC Capital Markets Healthcare Conference on Wednesday, March 3, in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the presentation available at the Company’s web site starting at 1:05 p.m. Eastern Time. Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will speak at the conference as part of a panel discussion — Same Day Surgery, Guaranteed.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At December 31, 2009, AmSurg owned a majority interest in 202 continuing centers in operation, had a definitive agreement to acquire one center and had one center under development.
-END-